EXHIBIT 23 (j)

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated February 16, 2006, relating to the financial statements which appear in the December 31, 2005 Annual Report to Shareholders of Phoenix Edge Series Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Non-Public Holdings Information", and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
April 26, 2006